Special Meeting of Shareholders
Principal Variable Contracts Funds, Inc. - Government & High Quality
Bond Account
Held July 8, 2010

1. Approval of a Plan of Reorganization providing for the reorganization of the Government & High Quality Bond Account into the Mortgage
Securities Account:

 In Favor Opposed Abstain
 19,437,652.827 1,914,075.984 1,330,138.922

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Special Meeting of Shareholders
Principal Variable Contracts Funds, Inc. - International SmallCap
Account
Held July 8, 2010

1. Approval of a Plan of Reorganization providing for the reorganization of the International SmallCap Account into the Diversified
International Account:

 In Favor Opposed Abstain
 7,612,605.373 263,705.308 413,015.022

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Special Meeting of Shareholders
Principal Variable Contracts Funds, Inc. - MidCap Growth Account I
Held July 8, 2010

1. Approval of a Plan of Reorganization providing for the reorganization of the MidCap Growth Account I into the MidCap Blend Account:

 In Favor Opposed Abstain
 5,700,119.940 136,397.370 232,056.814

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Special Meeting of Shareholders
Principal Variable Contracts Funds, Inc. - MidCap Value Account II
Held July 8, 2010

1. Approval of a Plan of Reorganization providing for the reorganization of the MidCap Value Account II into the MidCap Blend Account:

 In Favor Opposed Abstain
 8,007,344.204 347,496.997 490,607.689

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Special Meeting of Shareholders
Principal Variable Contracts Funds, Inc. - Short-Term Bond Account
Held July 8, 2010

1. Approval of a Plan of Reorganization providing for the reorganization of the Short-Term Bond Account into the Short-Term Income Account:

 In Favor Opposed Abstain
 13,397,085.600 576,270.678 949,830.893